UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2010
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33764 (Commission File Number)	36-3685240 (IRS Employer Identification No.)
1000 Remington Blvd., Suite 120
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (630) 410-4800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On June 16, 2010, Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders. At the Annual Meeting, the shareholders elected three nominees to serve on the Board of Directors and ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for 2010. The final voting results for each of these matters are set forth below.
1. Election of Directors

Director	Number of Shares Voted For	Number of Shares Withheld
Charles Heilbronn	46,281,460	2,697,917
Carl “Chuck” Rubin	48,030,978	948,399
Lynelle P. Kirby	47,087,673	1,891,704
     There were 2,525,605 broker non-votes on the proposal for election of directors.
2. Ratification of Appointment of Independent Registered Public Accounting Firm
     50,844,642 shares voted for, 658,876 shares voted against, and 1,464 shares abstained from voting. There were no broker non-votes on this matter.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA SALON, COSMETICS & FRAGRANCE, INC.
Date: June 22, 2010	By:	/s/ Robert S. Guttman
Robert S. Guttman
Senior Vice President, General Counsel and Secretary